                                                                     EXHIBIT 6.5

Attorney Docket No.: SENTI 204 US              Worldwide Rights -- Sole or Joint

                                   ASSIGNMENT

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sentigen, Biosciences, Inc., has sold and assigned, and by these present hereby sells and assigns, unto (SentiSearch, Inc.), a Delware corporation (hereinafter ASSIGNEE), with offices at 1329 Plaza Pacifica, Santa Barbara, CA 93108 effective on the date indicated next to the name of the undersigned, all right, title and interest in and to his invention relating to

               NUCLEIC ACIDS AND PROTEINS OF INSECT OR83B ODORANT
                        RECEPTOR GENES AND USES THEREOF

as set forth in his United States Patent Application

      [ ] executed concurrently herewith

      [ ] executed ____________________________

      [X] Serial No. 10/486,781 filed August 6, 2004

      in and to said United States Patent Application and any related know-how and technology and including any and all divisions or continuations thereof and in and to any and all Letters Patent of the United States which may issue on any such application or for said invention, including any and all reissues or extensions thereof and all applications for Letters Patent which may hereafter be filed for said invention in any country or countries foreign to the United States, and all Letters Patent which may be granted for said invention in any country or countries foreign to the United States and all divisions, continuations, additions, extensions, renewals and reissues thereof and all rights of priority in any such country or countries based upon the filing of the said application for Letters Patent of the United States which are created by any law, treaty or international convention; to be held and enjoyed by said ASSIGNEE, its successors, legal representatives and assigns to the full end of the term or terms for which any and all such Letters Patent may be granted as fully and entirely as would have been held and enjoyed by the undersigned had this Assignment not been made;

      The undersigned hereby authorizes and requests the Commissioner of Patents and Trademarks to issue any and all such Letters Patent to said ASSIGNEE, its successors or assigns in accordance herewith;

Attorney Docket No.: SENTI 204 US              Worldwide Rights -- Sole or Joint

      The undersigned warrants and covenants that he has the full and unencumbered right to act on behalf of the assignor, including the right to sell and to assign the interests herein sold and assigned and that he has not executed and will not execute any document or instrument in conflict herewith;

      The undersigned further covenants and agrees that at any time upon request of said ASSIGNEE, its successors, legal representatives or assigns he will communicate to said ASSIGNEE, its successors, legal representatives or assigns all information known to him relating to said invention or patent application and that he will execute and deliver any papers, make all rightful oaths, testify in any legal proceedings and perform all other lawful acts deemed necessary or desirable by said ASSIGNEE, its successors, legal representatives or assigns to perfect title to said invention, to said application including divisions, continuations, reissues, extensions, additions and renewals thereof and to any and all Letters Patent which may be granted therefor or thereon, in said ASSIGNEE, its successors, or assigns or to assist said ASSIGNEE, its successors, legal representatives or assigns in obtaining, reissuing or enforcing Letters Patent for said invention;

      The undersigned hereby grants to Assignee the power to insert in this Assignment any further identification which may be necessary or desirable to comply with the rules of the U.S. Patent and Trademark Office for recordation of this Assignment.

Names and Signatures of Representative of ASSIGNOR

Signature: /s/ Kevin J. Lee                                October 10, 2006
           --------------------                         -----------------------
           Name: Kevin J. Lee                           DATE OF THIS ASSIGNMENT
           Title: VP, RESEARCH
                  SENTIGEN BIOSCIENCES

                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103

                                       2